Exhibit 10.11

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA MASTER AGREEMENT

dated as of November 16, 2004 between

WACHOVIA BANK, NATIONAL ASSOCIATION ("Party A")

and

GOLD BANK ("Party B")

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above (this "Agreement"), is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows: –

Paragraphs 1 - 12. Incorporation

Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof.

Paragraph 13. Elections and Variables

(a)	Security Interest for "Obligations." The term "Obligations" as used in this Annex includes no additional obligations with respect to Party A and Party B.

(b)	Credit Support Obligations.

	(i)	Delivery Amount, Return Amount and Credit Support Amount.

	(A)	"Delivery Amount" has the meaning specified in Paragraph 3(a).

(B)	"Return Amount" has the meaning specified in Paragraph 3(b).

(C)	"Credit Support Amount" has the meaning specified in Paragraph 3.

(ii)
Eligible Collateral. The following items will qualify as "Eligible Collateral" for the party specified, provided that the Secured Party shall be entitled at any time, and from time to time, not to accept as Eligible Collateral any of the following which constitute Ineligible Securities as defined below:

		Party A	Party B	Valuation Percentage

(A)	Cash: U.S. Dollars in depositary account form.	YES	YES	100%

(B)	Treasury Bills: negotiable obligations issued by the U.S. Treasury Department having a remaining maturity of not more than one year.	YES	YES	98%

(C)	Treasury Notes: negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than one year but not more than 10 years.	YES	YES	98%

(D)	Treasury Bonds: negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 10 years but not more than 30 years.	YES	YES	92%

(E)	Agency Securities: negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Student Loan Marketing Association (SLMA), Tennessee Valley Authority (TVA) having a remaining maturity of not more than 30 years.	YES	YES	92%

(F)	FHLMC Certificates. Mortgage participation certificates issued by FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, and having a remaining maturity of not more than 30 years.	YES	YES	92%

(G)	FNMA Certificates. Mortgage-backed pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, and having a remaining maturity of not more than 30 years.	YES	YES	92%

(H)	GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, and having a remaining maturity of not more than 30 years.	YES	YES	92%

(iii)	Other Eligible Support. Not applicable.

(iv)	Thresholds.

(A)	"Independent Amount" means for Party A: zero

	"Independent Amount" means for Party B:

zero, unless an Independent Amount becomes applicable to Party B under any Transaction, in which case the Independent Amount for Party B under this Annex shall be the aggregate sum of each Independent Amount for each such Transaction with respect to which Party B has any remaining obligations to Party A (including any obligations under Section 6(e) of this Agreement if that Transaction becomes a Terminated Transaction), as such Independent Amount is set forth in the Confirmation for that Transaction (as amended from time to time), or as otherwise agreed between the parties on the Trade Date of that Transaction if a Confirmation for that Transaction has not yet been executed and delivered. If the Confirmation for a Transaction does not specify an Independent Amount, the Independent Amount for that Transaction will be deemed to be zero unless otherwise agreed between the parties.

(B)
"Threshold" means, for Party A on any date of determination, (a) the amount set forth opposite the Credit Rating of Party A on that date, or (b) zero if on that date Party A does not have a Credit Rating or an Event of Default exists with respect to Party A:

Threshold	Credit Rating (S&P)	Credit Rating
(Moody's)

$30,000,000	AAA	Aaa
$20,000,000	AA-, AA and AA+	Aa3, Aa2 and Aa1
$10,000,000	A-, A and A+	A3, A2 and A1
$5,000,000	BBB and BBB+	Baa2 and Baa1
$0	BBB- and below	Baa3 and below

"Threshold" means for Party B: zero

(C)
"Minimum Transfer Amount" means, 'for Party A on any date of determination, (a) the amount set forth opposite the Credit Rating of Party A on that date, or (b) zero if on that date Party A does not have a Credit Rating or an Event of Default exists with respect to Party A:

Minimum Transfer	Credit Rating (S&P)	Credit Rating
Amount		(Moody's)

$5,000,000	AAA	Aaa
$3,000,000	AA-, AA and AA+	Aa3, Aa2 and Aa1
$1,000,000	A-, A and A+	A3, A2 and A1
$500,000	BBB and BBB+	Baa2 and Baa1
$0	BBB- and below	Baa3 and below

"Minimum Transfer Amount" means with respect to Party B: $100,000

Provided that if an Event of Default exists with respect to Party B, the Minimum Transfer Amount for Party B shall be zero.

	(D)	Rounding: The Delivery Amount and the Return Amount will be rounded down to the nearest integral multiple of $10,000.

(c)	Valuation and Timing.]

(i)
"Valuation Agent" means: for purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3; for purposes of paragraph 4(d)(ii), the Secured Party receiving the Substitute Credit Support; and, for purposes of Paragraph 6(d), the Secured Party receiving or deemed to receive the Distributions or the Interest Amount, as applicable; provided that if an Event of Default or Potential Event of Default has occurred and is continuing with resect to a party, the other party shall be the Valuation Agent.

	(ii)	"Valuation Date" means any Local Business Day on which a demand is made before 5:00 p.m., New York time, pursuant to Paragraph 3.

(iii)
"Valuation Time" means the close of business in New York City on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

	(iv)	"Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

(d)
Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event(s) will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

	Party A	Party B

Illegality	YES	YES

provided that if the Affected Party would be entitled to receive Eligible Credit Support or Posted Credit Support but for that, Specified Condition, then notwithstanding Sections 6(b)(ii) and (iii) of this Agreement, the Affected Party may designate an Early Termination Date in respect of all Affected Transactions pursuant to Section 6(b)(iv) as, the result of any such Termination Event(s) regardless of whether the condition set forth in Section 6(b)(iv)(1) has been satisfied.

(e)	Substitution

	(i)	"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

	(ii)	Consent. The Pledgor is not required to obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d) unless the Pledgor is organized under the laws of England or Wales, in which case such consent shall not be unreasonably withheld.

(f)	Dispute Resolution.

	(i)	"Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)
Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated based upon the mid-point between the bid and offered purchase rates or prices for that Posted Credit Support as reported on the Bloomberg electronic service as of the Resolution Time, or if unavailable, as quoted to the Valuation Agent as of the Resolution Time by a dealer in that Posted Credit Support of recognized standing selected in good faith by the Valuation Agent, which calculation shall include any unpaid interest on that Posted Credit Support.

	(iii)	Alternative. The provisions of Paragraph 5 will apply. Holding and Using Posted Collateral.

(g)	Holding and Using Posted Collateral.

	(i)	Eligibility to Hold Posted Collateral; Custodians.

	(A)	Party A will be entitled to hold Posted Collateral itself or through a Custodian pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

		(1)	Party A is not a Defaulting Party.

		(2)	Posted Collateral may be held only in the following jurisdictions: New York and North Carolina.

		(3)	The party or entity holding the Collateral maintains a Credit Rating of at least BBB+ from S&P and Baa1 from Moody's.

		(4)	The Custodian is a bank or trust company having total assets in excess of $10 billion.

	(B)	Party B will be entitled to hold Posted Collateral itself or through its Custodian pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

		(1)	Party B is not a Defaulting Party.

		(2)	Posted Collateral may be held only in the following jurisdictions: New York and Kansas.

		(3)	The party or entity holding the Collateral maintains a Credit Rating of at least BBB+ from S&P and Baal from Moody's.

		(4)	The Custodian is a bank or trust company having total assets in excess of $10 billion.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to both parties, and in addition to the other conditions set forth in Paragraph 6(c), the Secured Party's rights under Paragraph 6(c) are subject to the condition precedent that each of the conditions set forth in Paragraph 13(g)(i) is satisfied with respect to it.

(h)	Interest Amount.

(i)
Interest Rate. The "Interest Rate" for any day will be the Federal Funds (Effective) rate published in N.Y. Federal Reserve Statistical Release H.15(519) for that day (or if that day is not a New York Business Day, then for the next preceding New York Business Day).

For the purpose of computing the Interest Amount, the amount of interest computed for each day of the Interest Period shall not be subject to compounding.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

	(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply. Additional Representation(s). Not applicable. Other Eligible Support and Other Posted Support. Not applicable.

(i)	Additional Representation(s). Not applicable.

(j)	Other Eligible Support and Other Posted Support. Not applicable.

(k)
Demands and Notices. All demands, specifications and notices under this Annex will be made to a party as follows unless otherwise specified from time to time by that party for purposes of this Annex in a written notice given to the other party:

To Party A:

WACHOVIA BANK, NATIONAL ASSOCIATION
201 South College Street
6th Floor
Charlotte, NC 28288-0601
Attention: Collateral Management Group

Phone: 704-383-9529
Fax: 704-383-3394

To Party B:

GOLD BANK

Rick J. Tremblay
11301 Nall Avenue
Leawood, KS 66211

Attention: Rick J. Tremblay

Fax: (913) 451-8004
Phone: (913) 323-7703

(l)	Addresses for Transfers.

	(i)	For each Transfer hereunder to Party A, instructions will be provided by Party A for that specific Transfer.

	(ii)	For each Transfer hereunder to Party B, instructions will be provided by Party B for that specific Transfer.

(m)	Other Provisions.

	(i)	Additional Definitions. As used in this Annex, the following terms have the following meanings:

"Credit Rating" means, for a party or entity on any date of determination, (a) the Long-Term Counterparty Rating then assigned to it by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") or the Counterparty Rating then assigned to it by Moody's Investors Service ("Moody's'), or (b) if a party does not have either a Long-Term Counterparty Rating assigned to it by S&P or a Counterparty Rating assigned to it by Moody's, then its Credit Rating will be the respective rating then assigned to its unsecured and unsubordinated long-term debt or deposit obligations by either S&P or Moody's. If such ratings are assigned by both S&P and Moody's, then its Credit Rating will be the lower of such ratings.

"Ineligible Securities" means any obligations, securities, certificates or instruments that (i) are denominated in a currency other than U.S. Dollars, (ii) are issued other than in Federal Reserve book entry form, or (iii) constitute or include structured notes or other structured debt instruments, real estate mortgage investment conduits, collateralized mortgage obligations, guaranteed mortgage certificates, interest-only securities, principal-only securities or any securities representing interests in, or are composed in whole or in part of, residual or high risk mortgage derivatives or other derivatives.

(ii)
Exposure. All calculations of "Exposure" under this Annex shall include all Transactions, including all Specified Transactions that have been or will be entered into between the parties (whether or not evidenced by a Confirmation).

	(iii)	Grace Period. Clause (i) of Paragraph 7 is hereby amended by deleting the words "two Local Business Days" and substituting therefor "one Local Business Day."

IN WITNESS WHEREOF the parties have executed this Credit Support Annex as of the date hereof.

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Harold E. Sprague, III
Name: Harold E. Sprague, III
Title: Vice President

GOLD BANK

By: /s/ Rick J. Tremblay
Name: Rick J. Tremblay
Title: Exec. V.P. and CFO